EXHIBIT 24.2

                     Consent of Independent Auditors


We consent to the incorporation by reference of our report dated March 11, 1997, in the Registration Statement (Form S-8) dated May 30, 1997 pertaining to the Global Med Technologies, Inc. Amended and Restated Stock Option Plan, with respect to the consolidated financial statements of Global Med Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                              /s/ ERNST & YOUNG LLP
                              -------------------------------
                              Ernst & Young LLP

Denver, Colorado
May 29, 1997